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                                                                EXHIBIT 10.10

                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Management Agreement") is made and entered into as of the 30th day of July, 1996, by and between INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P., a California limited partnership ("IPWT"), and INTERMEDIA CAPITAL MANAGEMENT IV, L.P., a California limited partnership (the "Manager").

                              W I T N E S S E T H:

         Whereas the Manager is the general partner of InterMedia Partners IV, L.P., a California limited partnership ("IP-IV"), a limited partner and the general partner of IPWT; and

         Whereas IPWT is the owner and operator of certain cable television systems servicing areas located in Tennessee (such systems, together with any other cable television systems acquired by IPWT in the future, the "Systems"); and

         Whereas the Manager has experience in the operation and management of cable television systems such as the Systems; and

         Whereas IPWT and the Manager have agreed to enter into this Management Agreement, pursuant to which the Manager, from and after the date hereof, shall manage the Systems:

         Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein and the mutual benefits to be derived therefrom, IPWT and the Manager hereby agree as follows:

         I. Appointment of Manager. IPWT hereby designates the Manager and the Manager hereby accepts the designation as exclusive manager of the Systems on behalf of IPWT, upon the conditions and for the term and compensation set forth herein.

         II. Term. The appointment of the Manager shall become effective as of the date hereof, and shall continue for the duration of IPWT's existence, subject to Section 8 below.

         III. Duties of Manager. Subject to the limitations on the authority of the Manager set forth in Section 4 and subject to the right of IPWT, after consultation with the Manager, to perform certain functions itself and to direct the Manager to take or omit to take actions specified by


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IPWT and/or to otherwise supervise the conduct of the business by the Manager, and in each case where the same would not violate any existing franchise, license, contract, law or regulation applicable to the Systems, the Manager shall have the following authority:

         A. Supervision and Consulting. The Manager shall supervise and conduct the day-to-day operations of the Systems in the ordinary course of business.

         B. Programming. Subject to the provisions of all applicable franchises or ordinances or other binding contracts or legislation, the Manager shall select, provide and price, at the lowest cost available to IPWT, all programming and services to be provided to the customers of the Systems; provided, however, all costs and expenses incurred for programming and services will be borne by IPWT. Authority is hereby confirmed on the Manager to enter into programming contracts on behalf of IPWT or the Systems with such parties as the Manager deems appropriate. To its knowledge the Manager believes that the services of Satellite Services, Inc. ("SSI") will be available to the Systems. The Manager shall use its best efforts to make the services of SSI available to the Systems and shall use all reasonable efforts to retain access to SSI on behalf of the Systems.

         C. Maintenance and Construction of Systems. The Manager shall maintain the Systems in good working order and repair and shall cause to be made such capital improvements as (i) are necessary or appropriate to maintain the Systems in compliance with the franchises for the Systems or (ii) are consistent with the past practices of the Systems.

         D. Employees. The Manager shall select, determine the compensation of, supervise, instruct, discharge and otherwise manage all servants, employees, agents, attorneys, accountants, engineers, consultants or contractors considered by the Manager to be necessary for the efficient operation of the Systems subject to the approval of IPWT. All such servants, employees, agents, attorneys, engineers, consultants or contractors shall remain and be in the employ of and be compensated by IPWT.

         E. Negotiations of Contracts. The Manager shall assist IPWT in the negotiation of all contracts and the performance of all tasks necessary for the financing, operation, construction, installation, maintenance, budgeting, servicing, repair, protection, improvement, expansion, upkeep and other management of the Systems, which contracts may be executed by the Manager on behalf of IPWT as owner of the Systems, provided IPWT would have the authority to execute such contracts under the terms of IPWT's Amended and


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Restated Agreement of Limited Partnership dated as of October 3, 1994 (the "IPWT
Agreement").

         F. Filings. The Manager shall assist IPWT in the timely filing of all federal, state and local reports with respect to the Systems as may be required by franchise ordinances, Federal Communications Commission regulations or copyright regulations.

         G. Records. The Manager shall keep or cause to be kept all necessary and appropriate books and records of all affairs relating to the Systems. Originals or copies of such books and records shall be maintained at the principal office of the Manager and shall be open to inspection and examination by IPWT or its representatives at any reasonable time during the term of this Agreement.

         H. Accounting. The Manager shall establish and/or maintain all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Systems and the preparation of appropriate monthly financial reports to be furnished to IPWT.

         I. Representation. To the extent appropriate, the Manager shall represent IPWT and the Systems before all governmental authorities with respect to any matter necessary or desirable to the efficient management thereof.

         J. Other Responsibilities. The Manager shall perform all other management services necessary or desirable for the management, operation and maintenance of the Systems as the Manager, in its reasonable discretion deems appropriate or necessary in order to manage and operate the Systems. The enumeration of services to be performed by the Manager herein shall not be deemed to be exclusive, nor shall such enumeration prevent the Manager from delegating its authority hereunder to IPWT.

         K. Cooperation. IPWT shall cooperate with the Manager in the performance of the Manager's duties hereunder and shall execute such documents, instruments and certificates as may be necessary to evidence the Manager's authority hereunder, to permit it to collect all revenue of the Systems, or to permit the Manager to finalize necessary reports, filings, contracts or other matters.

         IV. Authority of Manager. Notwithstanding any provision of this Agreement to the contrary, the Manager shall not take any action under this Agreement without the consent of the limited partner of IPWT if the Manager is prohibited from taking such action without the consent of the limited partner of IPWT under the terms of the IPWT Agreement. The Manager shall be authorized to perform all services necessary for the management of the Systems, subject to the


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preceding sentence and except that the Manager shall not have the authority to sell or trade any assets of the Systems. To the extent IPWT has entered into an agreement with InterMedia Management, Inc., a California corporation ("IMI"), to provide administrative services to the Systems, the Manager shall not be responsible for providing such services and shall coordinate with IMI with regard to the administration of the Systems.

         V. Compensation of Manager. As compensation for its services hereunder, the Manager shall be entitled to receive in cash an annual fee equal to one percent (1%) of the total capital contributions that have been made to IPWT determined as of the beginning of each calendar quarter. The fee shall be paid quarterly in advance, one-fourth of one percent (.25%) per quarter, on the first business day of each calendar quarter. Any portion of the such fee which shall be past due shall bear interest from the date due until paid at the lower of a rate of ten percent (10%) per annum or the highest amount permitted by law.

         VI.      Bank Account.

         A. Consolidation Accounts. The Manager shall create and maintain bank accounts (hereinafter referred to as the "Consolidation Accounts") in which the funds generated by the Systems shall be deposited. All funds in said accounts from time to time shall be the property of the Systems, but said funds shall be disbursed from said account by the Manager on the Systems' behalf in accordance with the provisions of this Management Agreement. Only such person or persons as are designated by the Manager or IPWT shall have authority to draw checks or drafts upon or make withdrawals from said accounts.

         B. Payments. The Manager shall make or cause to be made all payments of costs, expenses and charges payable with respect to the operations of the Systems.

         VII.     Indemnification.

         A. Indemnification by IPWT. IPWT shall indemnify and defend the Manager, its partners, employees and control persons and hold them harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of the performance of the Manager's duties on behalf of IPWT hereunder, except where such claims, damages, liabilities, costs and expenses are due to the gross negligence, fraud or willful misconduct of the Manager and/or such persons. Notwithstanding the foregoing, the Manager shall not be entitled to indemnification hereunder with respect to any action or omission by the Manager to the extent that the Manager would not be entitled to


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indemnification with respect to such action or omission under the IPWT
Agreement, had such action or omission been taken by the Manager.

         B. Indemnification by Manager. The Manager shall indemnify, defend and hold IPWT harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) suffered by IPWT as a result of the Manager's performance of its duties on behalf of IPWT hereunder only where such claims, damages, liabilities, costs and expenses are due to the gross negligence, fraud or willful misconduct of the Manager, its partners, employees or control persons, provided, however, the Manager shall not be responsible for the acts or omissions of employees hired and supervised with due care.

         VIII.             Termination.

         A. Termination at Option of IPWT. This Agreement shall be terminable at the option of IPWT in the event: (i) the Manager is convicted of a felony which becomes final following expiration of the applicable appeal period; (ii) the Manager shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek to consent to or acquiesce in the appointment of any trustee, receiver or liquidator or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; (iii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Manager seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty
(60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Manager shall be appointed without the consent or acquiescence of the Manager and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); (iv) a final judgment shall be rendered against the Manager in which it is determined that the Manager has engaged in fraudulent conduct (a) materially and adversely affecting the Manager's ability to discharge its obligations under this Agreement or (b) against IPWT; (v) the Manager shall have engaged in an act of gross negligence, fraud or willful misconduct, or in a pattern of conduct wherein it shall have failed to perform


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its duties hereunder; (vi) the dissolution of the Manager; or (vii) the occurrence of any event permitting the Manager to be removed as general partner of IPWT under the Amended and Restated Limited Partnership Agreement of IPWT, dated as of October 3, 1994. This Agreement shall also be terminable at the option of IPWT upon not less than ninety (90) days' prior written notice to the Manager if: 1. IPWT sells or enters into a contract to sell substantially all of the assets of the Systems; or 2. any third party service contracts to be entered into by the Manager on behalf of IPWT, which were taken into consideration by the parties hereto in determining to enter into this Agreement, are not entered into or are materially changed or the operating economics of IPWT are otherwise materially adversely affected. The giving or receipt of notice to terminate shall not relieve the Manager of its obligations during the period prior to the time such termination takes effect.

         B. Return of Information. Upon termination of this Management Agreement, all books and records in the possession of the Manager relating to the maintenance and operation of and accounting for the Systems together with all supplies and other items of property owned by IPWT and in the Manager's possession shall be delivered to IPWT, and the Manager's right to compensation shall cease; provided, however, that the Manager shall be entitled to be fully compensated for services rendered prior to the date of termination and shall be entitled to retain copies of any records necessary to the Manager; and provided further, that the provisions of Section 9 hereof shall remain in full force and effect and shall survive such termination.

         IX. Confidentiality. The terms of this Management Agreement and all information furnished or made available by the Manager or IPWT to the other in connection with this Management Agreement, whether before or after the date hereof, are confidential and such terms or information or any part thereof may not be disclosed to any person or entity other than officers, directors and employees of the parties hereto, and their accountants, attorneys and investment bankers and other persons or entities to the extent that such disclosure is necessary for a party to perform its obligations under this Management Agreement. The obligations with respect to the disclosure of confidential information set forth in this Section 9, are not applicable to confidential information which, according to tangible evidence, (i) becomes available from a source, other than a party to this Management Agreement, who has no obligation of confidentiality with respect to the confidential information and who did not obtain such information pursuant to a breach of this Section 9; (ii) is developed independently or is within the knowledge of the party to whom it is delivered prior to receipt thereof; (iii) is within, or later falls within, the public domain without breach of this Management


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Agreement by the party hereto receiving such information; or (iv) is required to be disclosed in connection with any legal proceeding pending before a court or other governmental entity of competent jurisdiction, provided that the party required to make such disclosure shall give immediate notice that it is compelled to make such disclosure so that the other party may, if it so desires, seek a protective order with respect to the confidentiality of the information covered thereby. Each party to this Management Agreement agrees to use its reasonable efforts to protect the confidential information and prevent its disclosure, publication, or dissemination to third parties. No party shall be liable for the inadvertent or accidental disclosure by it of confidential information if such disclosure occurs despite the exercise of its reasonable efforts to protect the confidentiality of such information.

         X.       Miscellaneous.

         A. Notices. Except as otherwise provided in this Management Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Management Agreement shall be in writing and shall be hand delivered (including by messenger or recognized commercial delivery or courier service), sent facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested addressed to the party intended at the address set forth below or at such other address as such party may designate by notice given to the other parties in the manner aforesaid and shall be deemed given and received on the date it is delivered, in the case of delivery by hand or by facsimile, or, in the case of delivery by mail, actual delivery as shown by the addressee's return receipt. Rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice.

                  To IPWT:

                  InterMedia Partners of West Tennessee, L.P.
                  235 Montgomery Street
                  Suite 420
                  San Francisco, CA 94104
                  Telecopy:  (415) 397-3978
                  Attention:  Mr. Leo J. Hindery, Jr.

                  With a copy to:

                  Pillsbury Madison & Sutro LLP
                  Post Office Box 7880
                  San Francisco, CA 94120-7880
                  Attention: Gregg Vignos, Esq.


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                  To the Manager:

                  InterMedia Capital Management IV, L.P.
                  235 Montgomery Street
                  Suite 420
                  San Francisco, CA 94104
                  Telecopy:  (415) 397-3978
                  Attention:  Mr. Leo J. Hindery, Jr.

         B. Successors and Assigns. This Management Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns subject to all restrictions on the transfer of the interests set forth in this Management Agreement.

         C. Governing Law. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES.

         D. Independent Contractor. The Manager and IPWT are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint ventures or impose any liability as such on either of them.

         E. Assignment. No party hereto shall have the right to assign this Management Agreement without the written consent of the other party, nor shall this Management Agreement or any of the rights or obligations of the parties hereunder be transferable by operation of law or otherwise, except that either party's interest may be assigned to: (i) a wholly owned subsidiary of such party; (ii) a corporation or partnership which owns 100% of the capital interest (either stock or partnership interest, as the case may be) in such party immediately prior to such assignment; or (iii) a wholly owned subsidiary of the corporation or partnership referred to in clause (ii) above; provided, however, that any assignment to any entity described in clause (i), (ii) or (iii) immediately above may be made only in the event that the management of such assignee shall be essentially the same as the management of the assigning party immediately prior to such assignment.

         F. Amendment. This Management Agreement may not be modified, altered or amended in any manner except by agreement in writing duly executed by the parties hereto.

         G. Attorneys' Fees. If any action, suit or proceeding is brought by any of the parties hereto arising out of or relating to the Management Agreement or its breach, the successful or prevailing party in any such actions, suit or proceeding shall be entitled to the full amount of its reasonable expenses, including all court costs and attorneys


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fees paid or incurred in connection therewith, in addition to such other relief as such party shall be entitled.

         H. Counterparts. This Management Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the day and year first above written.

                                   IPWT:

                                   INTERMEDIA PARTNERS OF WEST TENNESSEE,
                                   L.P., a California limited
                                   partnership

                                            By InterMedia Partners IV,
                                               L.P., a California limited
                                               partnership, its general
                                               partner

                                            By InterMedia Capital
                                               Management IV, L.P., a
                                               California limited partnership,
                                               its general partner



                                            By /s/ Leo J. Hindery, Jr.
                                               _________________________________
                                                        Leo J. Hindery, Jr.
                                                     Managing General Partner


                                   THE MANAGER:

                                   INTERMEDIA CAPITAL MANAGEMENT IV, L.P., a
                                   California limited partnership



                                   By /s/ Leo J. Hindery, Jr.
                                      __________________________________________
                                                 Leo J. Hindery, Jr.
                                              Managing General Partner



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